                                                                  EXHIBIT 4.4


                                [LOGO] ANALOG
                                       DEVICES

                               TRUST AGREEMENT
                                     FOR
                          DEFERRED COMPENSATION PLAN

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                                TABLE OF CONTENTS


Section 1...................................................................1
         ESTABLISHMENT OF TRUST.............................................1

Section 2...................................................................2
         PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES..............2

Section 3...................................................................3
         TRUST RESPONSIBILITY REGARDING PAYMENTS TO TRUST
         BENEFICIARY WHEN COMPANY IS INSOLVENT..............................3

Section 4...................................................................4
         PAYMENTS TO COMPANY................................................4

Section 5...................................................................4
         INVESTMENT AUTHORITY...............................................4

Section 6...................................................................5
         DISPOSITION OF INCOME..............................................5

Section 7...................................................................5
         ACCOUNTING BY TRUSTEE..............................................5

Section 8...................................................................6
         RESPONSIBILITY OF TRUSTEE..........................................6

Section 9...................................................................8
         COMPENSATION AND EXPENSES OF TRUSTEE...............................8

Section 10..................................................................9
         RESIGNATION AND REMOVAL OF TRUSTEE.................................9

Section 11..................................................................9
         APPOINTMENT OF SUCCESSOR...........................................9

Section 12..................................................................10
         AMENDMENT OR TERMINATION...........................................10

Section 13..................................................................10
         MISCELLANEOUS......................................................10

Section 14..................................................................12
         EFFECTIVE DATE.....................................................12

                                 TRUST AGREEMENT
                                 ---------------

         THIS AGREEMENT made this 11th day of December, 1995, by and between Analog Devices, Inc. ("Analog") and Boatmens' Trust Company ("Trustee);

         WHEREAS, Analog and certain of its affiliates (collectively "Company") have adopted the non-qualified deferred compensation plan(s) as listed in Appendix A (the "Plans");

         WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s);

         WHEREAS, Company wishes to establish a Trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1.
---------

         ESTABLISHMENT OF TRUST.

         (a) Company hereby deposits with Trustee in Trust $______, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor Trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.


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         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of insolvency, as defined in
Section 3(a) herein.

         (e) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than thirty (30) days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled purusant to the terms of the Plan(s) as of the date on which the Change of Control occurred.

         (f) The Plan shall be administered by a plan administrator appointed by Company or, in the event that no such plan administrator is appointed, by Company, and Trustee shall not be responsible in any respect for the administration of the Plan.

         (g) Company hereby represents that it has the requisite authority and is empowered to appoint Trustee to act as trustee with respect to the Plan and to enter into this Trust Agreement with Trustee.

SECTION 2.
---------

         PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) Company shall deliver, or cause to be delivered, to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan(s)), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.


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         (b)      The entitlement of a Plan participant or his or her
beneficiaries to benefits under the Plan(s) shall be determined by Company or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

         (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Plan participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

SECTION 3.
---------

         TRUST RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

         (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is insolvent. Company shall be considered "insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below:

                  (1) The Board of Directors and the Chief Executive Officer of Analog shall have the duty to inform Trustee in writing of Company's insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become insolvent, Trustee shall determine whether Company is insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                  (2) Unless Trustee has actual knowledge of Company's insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is insolvent, Trustee shall have no duty to inquire whether Company is insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.


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                  (3) If at any time Trustee has determined that Company is
         insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan(s) or otherwise.

                  (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not insolvent (or is no longer insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4.
---------

         PAYMENTS TO COMPANY.

         Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).

SECTION 5.
---------

         INVESTMENT AUTHORITY.

          (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants. Company shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

          (b) The Trust's assets shall be invested by the Trustee in accordance with the written investment guidelines provided, or caused to be provided, from time to time to the Trustee by the Investment Committee appointed by the Board of Directors of the Company. If no such guidelines are received by the Trustee or if a Change of Control as


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


hereinafter defined occurs, the assets of the Trust shall be invested in such investments as determined by the Trustee in accordance with powers contained herein.

         (c) Company may from time to time appoint one or more investment managers (each such investment manager is referred to as an "Investment Manager") to manage and invest any part or all of the assets of the Trust and, with respect to such assets, to direct Trustee with respect to effecting investment transactions on behalf of the Trust and exercising such other powers as may be granted to an Investment Manager hereunder. Company shall advise Trustee in writing of the appointment, removal or resignation of an Investment Manager and such notice shall remain in force, and Trustee shall be fully protected in relying upon such notice, until receipt of written notice of revocation thereof or amendment thereto. Any such Investment Manager may direct Trustee to invest and reinvest that portion of the Trust under the direction of such Investment Manager in any securities or other property (including, without limitation, any mutual, common or commingled investment fund maintained by an Investment Manager or by Trustee or any affiliate of Trustee). In each case where such appointment is made, Company shall determine those assets of the Trust to be allocated to the Investment Manager from time to time and shall issue appropriate instructions in writing to Trustee with respect thereto. Trustee shall be under no duty or obligation to review or question any direction of any Investment Manager, or otherwise evaluate the performance of any Investment Manager, or to make recommendations with respect to any investment to any Investment Manager, and Trustee shall be fully protected for acting in accordance with, or failing to act in the absence of, any direction of such Investment Manager.

         (d) Except as limited by Section 5(a) or as otherwise provided in this Trust Agreement, the Trustee shall have the investment powers outlined in Appendix B and authority with respect to all property constituting a part of the Trust in its discretion.

SECTION 6.
---------

         DISPOSITION OF INCOME.

         (a) During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7.
---------

         ACCOUNTING BY TRUSTEE.

(a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee within sixty (60) days following the close of each calendar year and within thirty (30) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the


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

last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

(b) Upon the expiration of one hundred and twenty (120) days from the date of filing such annual or other account, Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the propriety of all acts and transactions shown in such account, except with respect to such acts or transactions as to which Company shall within such one hundred and twenty (120) day period file with Trustee written objections. Notwithstanding the foregoing, Trustee shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of Trustee's account, and, in any case, it shall be necessary to join as parties thereto only Trustee and Company; and any judgment or decree which may be entered therein shall be conclusive upon all persons having or claiming to have any interest in the Trust or under a Plan.

SECTION 8.
---------

         RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

         (d) Trustee may with the consent of the Company, which consent shall not be unreasonably withheld, hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder, and to pay any such person or entity their reasonable fees for its services.

         (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         (h) Company shall indemnify and hold harmless Trustee from and against any loss, cost, damage, expense or liability (including reasonable attorney fees) it incurs arising out of any alleged or actual act, or failure to act, on the part of any alleged or actual act, or failure to act, on the part of the Trustee pursuant to the direction of the Company, any Plan administrator or any Investment Manager.

         (i)      Communications and instructions

                  (i) Any action by Company pursuant to this Trust Agreement shall be satisfactorily evidenced to Trustee by a certified copy of a resolution of the Board of Directors of Company or by any certificate, notice, order, request, instruction, direction or objection of Company. After the execution of this Trust Agreement, Company shall promptly file with Trustee a certified list of the names and specimen signatures of the officers of Company and any delegee authorized to act for it or with respect to the Plan. Company shall promptly notify Trustee of the addition or deletion of any person's name to or from such list. Until actual receipt by Trustee of notice that any such person is no longer authorized to so act, Trustee may continue to rely on the authority of any such person.

                  (ii) A plan administrator may certify to Trustee the names of persons authorized to act for it in relation to Trustee. Until actual receipt by Trustee of notice that any such person is no longer authorized to so act, Trustee may continue to rely on the authority of any such person.

                  (iii) Any certificates, notices, orders, requests, instructions, directions, or objections of Company, any plan administrator, any Investment Manager or any other person authorized to act pursuant to this Trust Agreement shall be satisfactorily evidenced to Trustee by a signed, written statement (provided, however, that Trustee may, in its sole discretion, accept oral notices, orders, requests, instructions, directions and objections subject to confirmation in writing), and Trustee shall be fully protected for acting in accordance therewith or for failing to act in the absence thereof.

                  (iv) Communications to Trustee shall be sent to Trustee's office or to such other address as Trustee shall specify in writing, and such communications to Trustee shall be binding upon any certificate, notice, order, request, instruction, direction or objection purporting to have been signed on behalf of any authorized person which Trustee believes to be genuine and to have been executed by any such person.

                  (v) Notwithstanding anything herein to the contrary, Trustee shall be fully protected in acting in accordance with any directions or instructions with respect to securities transactions) including, without limitation, the affirmation and/or confirmation of such transactions) received by it through a system or arrangement for the coordination of securities transaction settlements executed by the Depository Trust Company or by any other central securities depository, securities clearing organization or book-entry system which serves to link investment managers, securities brokers and custodian banks, pursuant to an agreement entered into by Trustee and an Investment Manager or Company, as the case may be, to the same extent as if any such directions or instructions were in writing.

         (j) Company shall maintain and furnish Trustee with such reports, documents and information as shall be required by Trustee to perform its duties and discharge its responsibilities under this Trust Agreement, including without limitation a certified copy of the Plan and any and all amendments thereto and written reports setting forth the name, address, date of birth, and social security and tax identification numbers of Plan participants and their beneficiaries, and a listing of Plan participants' accrued benefit under the Plan. Trustee shall be entitled to rely on the most recent reports, documents and information furnished to it by Company. Company shall be required to notify Trustee as to the termination of the employment of any Plan participant by death, retirement or otherwise.

SECTION 9.
---------

         COMPENSATION AND EXPENSES OF TRUSTEE.

         Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust; provided however, that in the event the assets of the Trust are insufficient to pay any such fees or expenses, Company shall promptly pay any such fees or expenses.

SECTION 10.
----------

         RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Prior to a change in control, Trustee may be removed by Company on thirty (30) days notice or upon shorter notice accepted by Trustee.

         (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 11.
----------

         APPOINTMENT OF SUCCESSOR.

         (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not review the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 12.
----------

         AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s), unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

          (c) Upon written approval of Plan participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), Company may terminate this Trust prior to the time all benefit payments under the Plan(s) have been made. All assets in the Trust at termination shall be returned to Company.

         (d) No section of this Trust Agreement may be amended by Company for three (3) years following a change of control, as defined herein.

SECTION 13.
----------

         MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachussetts.

         (d) RIGHTS UPON A CHANGE IN CONTROL. Notwithstanding any other provision of this Agreement to the contrary, upon a "Change in Control," as hereinafter defined, this Agreement may not be terminated (except by mutual consent of the Company and employee) by reason of the termination of the Employee's employment with the Corporation before the later of (i) the Policy anniversary date next following the Employee's 65th birthday, or (ii) the expiration of fifteen (15) Policy years from the date of the Policy, unless the Parties mutually consent to the continuation of this Agreement at that time. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred only if any of the following events occur:

(i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election context relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company, (or similar transaction) in which no "person" (as herein above defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (e) Attached to this Agreement as Appendix B are the administrative guidelines that will govern the day to day activities of the Trustee. Such guidelines may be amended at any time upon the mutual consent of the parties.


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




SECTION 14.
----------

         EFFECTIVE DATE.

         This Trust Agreement is signed on this 11th day of December, 1995, to be effective on the 11th day of December, 1995.


ANALOG DEVICES, INC.                        BOATMENS' TRUST COMPANY

By: /s/ William A. Martin                   By: /s/ Linda Lockwood
    --------------------------------            --------------------------------

Title: TREASURER                            Title: VICE PRESIDENT
       -----------------------------               -----------------------------



                                    APPENDIX A
                                    ----------


THE COMPANY HAS ADOPTED THE FOLLOWING NON-QUALIFED DEFERRED COMPENSATION
PLAN(S):


(1)  The Analog Devices, Inc. Deferred Compensation Plan*.


---------------

* Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 33-64849) filed with the Commission on December 8, 1995.

                                                                      Appendix B


                                  [LOGO] ANALOG
                                         DEVICES



                     RABBI TRUST ADMINISTRATIVE GUIDELINES

                             AS OF DECEMBER 31, 1995

                                    CONTENTS

INTRODUCTION................................................................  1
DESCRIPTION OF THE TRUST....................................................  2
COVERED PLANS...............................................................  2
   Analog Devices, Inc. Deferred Compensation Plan..........................  2
FINANCIAL ASSUMPTIONS UPON A CHANGE OF CONTROL..............................  3
   Applied Rates............................................................  3
PLAN ASSUMPTIONS............................................................  4
   Analog Devices, Inc. Deferred Compensation Plan..........................  4
INVESTMENT GUIDELINES.......................................................  5
   Purpose..................................................................  5
   Investment Objectives....................................................  5
   Other Investment Powers..................................................  6
ALLOCATION OF CONTRIBUTIONS AFTER A CHANGE OF CONTROL.......................  8
   Allocation After Change in Control Flowchart.............................  9
PROCEDURES.................................................................. 10
EXHIBITS
   Exhibit A - Deferred Compensation Plan Document
   Exhibit B - Deferred Compensation Plan Participant and Account Balance
               List

                                  INTRODUCTION
                                  ------------

Analog Devices, Inc. ("Analog") has entered into a Trust Agreement with Boatmen's Trust Company ("Boatmen's") to create a trust (the "Trust") to aid Analog, except in case of insolvency or bankruptcy, in meeting its obligations under the terms and conditions of certain unfunded employee benefit plans. These plans have been established and maintained for the benefit of a select group of management and/or highly compensated employees and former employees of Analog. Analog or its benefits consultant, The Todd Organization of Pittsburgh, Inc. ("Consultant") will provide Boatmen's in its capacity as ("Trustee"), on at least an annual basis, with Administrative Guidelines (the "Guidelines") that will be used by the Trustee in the administration of the Trusts.

These Guidelines are designed to provide Analog, its executives, consultant and the Trustee with the necessary financial and benefit administrative direction to be applied to the determination and administration of benefits immediately prior to and subsequent to a change in control. In addition to administrative guidelines, Analog and/or its benefits consultant shall maintain and will provide the Trustee with individual participant data necessary for the Trustee to determine, subsequent to a Change in Control, (as defined in the Trust Agreement and hereinafter referred to as a "Change in Control") the time and form of payment of benefits, if any, payable to individual participants. Analog, its executives and consultant, Boatmen's, and the Plan's participants understand that Boatmen's as Trustee is not a Party to any of the Plans and has no duties or obligations with respect to the administration and operation of the Plans. Moreover, the Trustee will not be responsible for the actual determination of benefits. Benefit determination will be made by Analog and/or its consultant.

The Guidelines are to be reviewed by Analog no less frequently than yearly. The most recent revision of the Guidelines delivered to Boatmen's, prior to a Change in Control, shall govern the actions of Analog and the Trustee subsequent to such Change in Control. Where these Guidelines may conflict with the Trust Agreements, the covered plans or applicable state and federal law, the Trust Agreements, the covered plans and/or applicable law shall govern.

                            DESCRIPTION OF THE TRUST
                            ------------------------

The Trust is intended to be a grantor trust with the corpus and income of the Trust treated as assets and income of Analog for federal income tax purposes. The Trust shall be irrevocable, and except as provided in Section 3 of the Trust, Trust assets shall be held for the exclusive purpose of providing benefits to participants and their beneficiaries. Except as provided in Section 3 of the Trust, no part of the income or corpus of the Trust shall be recoverable by or for the benefit of Analog.



                                  COVERED PLANS
                                  -------------

The Trust will cover the Analog employee benefit plan listed below. This plan is intended to be a "non-qualified" plan covering a select group of present and/or former highly compensated or management employees, and to be "unfunded" for ERISA and tax purposes. The list of covered plans may be modified by Analog from time to time, prior to a Change in Control, as plans are added or terminated at the discretion of Analog management.


ANALOG DEVICES, INC. DEFERRED COMPENSATION  PLAN

     The corporation provides eligible executives with the opportunity to defer compensation above the qualified plan limits and provides for employer matching contributions denied due to government limits. The restoration portion provides retirement benefits to the extent that contributions made under the Analog TIP are limited by either government limits on maximum benefits (Section 415) or government limits on the maximum amount of compensation that can be included when determining benefits (Section 401(a)(17)).

                 FINANCIAL ASSUMPTIONS UPON A CHANGE OF CONTROL
                 ----------------------------------------------

This section is designed to provide the applicable financial assumptions to be used by Analog and/or its consultants to determine the amount of benefits and the present value thereof upon the occurrence of a Change in Control. These assumptions affect the level of funds required to meet benefits due participants and beneficiaries as to present values, assumed future interest earnings, future interest credits on deferral accounts, actuarial tables, etc.


APPLIED RATES

       Escalation of Government Limits                          3.00%

       Escalation of Government Benefits                        3.00%

       Salary Escalation Assumption                             6.50%

       Earnings of the Trust (Net)                              5.00%

     FUTURE GROWTH ON DEFERRED COMPENSATION ACCOUNTS

       * Actual return credited by the underlying TIP mutual funds mirrored in the Deferred Compensation Plan.

       * Moody's index account as defined in the Deferred Compensation Plan document.

     MORTALITY TABLE(S)

     1983 Group Annuity Mortality Table for Males (1983 GAMM)

                                PLAN ASSUMPTIONS
                                ----------------

ANALOG DEVICES, INC. DEFERRED COMPENSATION PLAN

     ELIGIBILITY

     Analog Employees and/or retirees, who are executives or highly compensated, with a benefit in any covered plan and/or plans as of the date of Change in Control, provided such employee has been identified as a participant in said plan or plans.

     BENEFIT PAYMENT

     As per the provisions of the nonqualified plan under which the deferral was made.

     FUTURE INTEREST CREDITS UNTIL BENEFITS ARE PAID

     Future interest credits should be based on the applicable plan's provisions to determine Analog's obligation to the participant.

     DEFERRAL PLAN CREDITING RATES

     Deferred awards will be credited with interest credits based upon the investment allocation selected in writing by the plan participant.

                              INVESTMENT GUIDELINES
                              ---------------------

PURPOSE

The purpose of these guidelines is to provide the Trustee with the necessary parameters to establish and implement an investment policy consistent with the objectives of the covered plans, at a level of risk the Company deems acceptable to the participants of said plans.


INVESTMENT OBJECTIVES

The Trust assets must be invested with the care, skill and diligence that a prudent man acting in this capacity would undertake. The Investment Managers' primary objective will be to provide stability of principal and income. The Company prefers consistency of year-to-year results rather than subjecting the Trust assets to a high degree of volatility.

RESTRICTIONS

In the event that the Company fails to provide the Trustee with written investment guidelines or if a Change of Control as herein defined in Section 13(d) occurs, the assets of the trust shall be invested subject to the following restrictions:

     1. The trust may make unlimited purchases of U.S. Treasury obligations or issues of agencies guaranteed by the U.S. Government.

     2. The trust may invest no more than 25% of the portfolio at market in Commercial Paper, and no more than 5% of the portfolio at market in the securities of a single company. Commercial Paper must have S&P "A-1" or Moody's "P-1" rating or higher.

     3. The trust may invest no more than 25% of the portfolio in Certificates of Deposit and no more than 5% of the portfolio in a single bank. Any bank used must have capitalization of $500,000,000 or more and have a Moody's long term deposit rating of A-1 or better.

     4. The trust may invest no more than 25% of the portfolio at market in Corporate Debt issues and no more than 5% of the portfolio at market in the debt issues of a single company. Issues purchased by the Trustee must have an S&P's "AA" or Moody's "Aa" rating or higher.

     5. The trust may invest no more than 50% of the portfolio at market in mutual funds whose stated investment objective is to replicate the return of the S&P500 stock index.

     6. The trust may invest no more than 25% of the portfolio at market in bond mutual funds whose stated investment objective is to replicate the return of the Lehman Brothers Single A Intermediate Corporate Bond Index.

     7. Investment managers are prohibited from investing in private placements, from speculating in fixed income or interest rate futures, and from arbitrage or other specialized investments.


OTHER INVESTMENT POWERS

1. To be the owner of any individual life insurance contracts or individual or group annuity contracts and to take such action with respect to such contracts as the Trustee deems necessary to carry out the terms of the Trust Agreement, including but not limited to payment of insurance premiums and repayment of any policy loans.

2. To make, execute, and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

3. To cause the securities or other property which may comprise the trust estate, in whole or in part, to be registered in the name of Trustee, or in the name of Trustee as Trustee, or in the name of a nominee or nominees, with or without disclosing the Trust, or (in the case of securities) to take and keep the same unregistered and to retain them or any part of them in such manner that they will pass by delivery.

4. To open and maintain one or more separate brokerage accounts for the proper investment of the securities of the trust estate; and to instruct any broker or brokerage firm utilized by Trustee to open and maintain such separate brokerage accounts.

5. To exercise, or refrain from the exercise of, all conversion, subscription, voting and other rights of any nature pertaining to any securities of any corporation held as part of the trust estate, (including securities of Trustee or any affiliate of Trustee) to participate in foreclosures, mergers, liquidations and similar transactions with respect to such securities; to grant proxies, discretionary or otherwise, in respect of such securities; and to take all actions in complying with applicable securities laws and regulations.

(6) To determine whether any money or other property coming into the hands of Trustee shall be considered as part of the principal or income of the trust estate, and to apportion between such principal and income any loss or expenditure in connection with the trust estate as Trustee deems just and equitable (including the right to specifically allocate to any beneficiary for any fiscal year capital gains incurred during such fiscal year.

(7) To accept by transfer or conveyance any property, satisfactory to Trustee, from any source, to be added to and become a part of the trust estate, subject to all of the terms and conditions provided in this Trust Agreement.

(8) To maintain in the trust estate an amount or amounts of uninvested cash, from time to time, as may be reasonably necessary to provide for future payments to be made from the trust estate.

(9) To commence or defend suits or legal proceedings and to represent the Trust in suits or legal proceedings in any court or before any other body or tribunal provided, however, that Trustee shall have no obligation to take any such action unless it shall be first indemnified to its satisfaction.

(10) To appoint one or more individuals or corporations as a custodian or subtrustee of any property, and as part of its reimbursable expenses under this Trust Agreement, to pay the reasonable compensation and expenses of any such custodian or subtrustee.

(11) Generally to do all acts, exclusive of acts involving administration of the Plan, which Trustee may deem necessary or desirable for the protection of the Trust.

              ALLOCATION OF CONTRIBUTIONS AFTER A CHANGE OF CONTROL
              -----------------------------------------------------

Analog intends that Trust assets be applied in proportion to the present value of the respective accrued benefits under the covered plan. Accordingly, Analog's consultant will annually determine the vested account balances, which represent the present value of the aggregate benefit liabilities under the covered plan, and compare such liabilities to the value of the assets in the Trust.

Subsequent to a Change of Control and to the extent that Trust assets are not equal to the net present value of liabilities for all benefits under the covered plan as of the date of an accredited actuary's valuation immediately subsequent to such Change of Control, payment of each benefit (in pay status) for the ensuing year will be reduced based on the ratio of the present value of such benefit to the total benefit liabilities times the percent that the total liabilities are funded (not to exceed 100%).

To the extent that Trust assets exceed the net present value of liabilities of all benefits under the covered plan as of any such annual valuation, the excess assets will be applied pro rata to make up, to the extent possible, any deficits in benefit payments to participants in prior years arising from the operations of the preceding paragraph. Excess assets remaining after all plan liabilities have been satisfied will revert to the Company.

ALLOCATION AFTER CHANGE IN CONTROL FLOWCHART

                     --------------------------------------
                          TRUST ASSETS AFTER CHANGE IN
                                     CONTROL
                     --------------------------------------

                     --------------------------------------
                         ACTUARIALLY DETERMINE VESTED
                           DEFERRED COMPENSATION PLAN
STEP 1                    BALANCES FOR ALL ACTIVE AND
                              RETIRED PARTICIPANTS
                     --------------------------------------

                     --------------------------------------
                        COMPARE TRUST ASSETS WITH VESTED
STEP 2                    PLAN BALANCES UNDER THE PLAN
                     --------------------------------------

                     --------------------------------------
                         COMPANY CONTRIBUTES SHORTFALL,
                      IF ANY, IN ACCORDANCE WITH SEC. 10.1
STEP 3                    OF PLAN DOCUMENT, AS MAY BE
                           AMENDED FROM TIME TO TIME
                     --------------------------------------

                     --------------------------------------
                       ((TOTAL TRUST ASSETS LESS RESERVE
STEP 4                  FOR TRUST EXPENSES)/VESTED PLAN
                                   BALANCES)=
                         PAYOUT % FOR THE NEXT CALENDAR
                                      YEAR
STEP 5               --------------------------------------

--------------------------------                 -------------------------------
                                                           EXCESS ASSETS?

     INSUFFICIENT ASSETS?                        PARTICIPANTS RECEIVE MAXIMIMUM
                                                  BENEFITS PER PLAN PROVISIONS.

                                                  PARTICIPANTS RECEIVE PRO RATA
                                                 MAKE UP FOR BENEFITS REDUCED IN

REDUCE ALL PARTICIPANT BENEIFITS                           PRIOR YEARS
       PORPORTIONATELY
                                                   EXCESS ASSETS RETURNED TO
                                                             COMPANY
--------------------------------                 -------------------------------

                                   PROCEDURES
                                   ----------

Prior to and at Change in Control a great number of tasks will have to be performed. These include everything from notifying the Trustee that a Change in Control has taken place, to the calculation of benefits, to the transfer of dollars and benefit detail.

This section spells out these procedures and lists those parties responsible for completion/execution.

CHANGE IN CONTROL IS THREATENED

Once a Change in Control is threatened, as determined by the CEO and General Counsel, the Change in Control task force will be mobilized. This task force is to include appropriate representatives from the following departments and consulting firms:


     Analog                Legal                            William Wise, Esq.
                                                            Assistant Counsel
                           Tax                              Rich Curran,
                                                            Director of Taxes
                           Finance                          William A. Martin,
                                                            Treasurer
                           Employee Benefits                Kathy Pittman,
                                                            Benefits Manager


     Actuarial             Current Actuary                  Towers Perrin


     Todd Organization     Engagement Principal             Gary L. Warren
                           Director of Client Services      Michael Evankovich


     Boatmen's             Trust Officer or Liaison



     Task Force Leader                                      William A. Martin,
                                                            Treasurer

                                    EXHIBITS
                                    --------

               EXHIBIT A TO RABBI TRUST ADMINISTRATIVE GUIDELINES:


                       DEFERRED COMPENSATION PLAN DOCUMENT*



---------------

* Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 33-64849) filed with the Commission on December 8, 1995.

              EXHIBIT B TO RABBI TRUST ADMINISTRATIVE GUIDELINES:



         DEFERRED COMPENSATION PLAN PARTICIPANT AND ACCOUNT BALANCE LIST